Exhibit 99.2

Equity Commonwealth
Supplemental Operating
and Financial Data

Second Quarter 2019

Corporate Headquarters                                Investor Relations
Two North Riverside Plaza                                Sarah Byrnes
Suite 2100                                        (312) 646-2801
Chicago, IL 60606                                    ir@eqcre.com
(312) 646-2800                                        www.eqcre.com

TABLE OF CONTENTS

Corporate Information
Company Profile and Investor Information	3

Financial Information
Key Financial Data	4
Condensed Consolidated Balance Sheets	5
Additional Balance Sheet Information	6
Condensed Consolidated Statements of Operations	7
Calculation of Same Property Net Operating Income (NOI) and Same Property Cash Basis NOI	8
Same Property Results of Operations	10
Calculation of EBITDA, EBITDAre, and Adjusted EBITDAre	11
Calculation of Funds from Operations (FFO) and Normalized FFO	12
Debt Summary	13
Leverage Ratios, Coverage Ratios and Public Debt Covenants	14
Acquisitions and Dispositions	15

Portfolio Information
Property Detail	16
Leasing Summary	17
Same Property Leasing Summary	18
Capital Summary - Expenditures & Same Property Leasing Commitments	19
Tenants Representing 2% or More of Annualized Rental Revenue	20
Same Property Lease Expiration Schedule	21

Additional Support
Common & Potential Common Shares	22
Definitions	23

Forward-Looking Statements

Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements pertaining to our capital resources, portfolio performance, results of operations or anticipated market conditions. Any forward-looking statements contained in this presentation are intended to be made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.

Regulation FD Disclosures

We intend to use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

COMPANY PROFILE AND INVESTOR INFORMATION

Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States.

Same Property Statistics
No. of
Properties	Sq. Feet	% Leased	% Commenced
7	2,469	90.5%	89.7%

NYSE Trading Symbols
Common Stock: EQC
Preferred Stock Series D: EQCPD

Board of Trustees
Sam Zell (Chairman)	David A. Helfand	Kenneth Shea
James S. Corl	Peter Linneman (Lead Independent Trustee)	Gerald A. Spector
Martin L. Edelman	James L. Lozier, Jr.	James A. Star
Edward A. Glickman	Mary Jane Robertson

Senior Management
David A. Helfand	David S. Weinberg
President and Chief Executive Officer	Executive Vice President and
Chief Operating Officer

Adam S. Markman	Orrin S. Shifrin
Executive Vice President,	Executive Vice President,
Chief Financial Officer and Treasurer	General Counsel and Secretary

Equity Research Coverage (1)
Bank of America / Merrill Lynch	James Feldman	(646) 855-5808	james.feldman@baml.com
Citigroup	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com
JMP Securities	Mitch Germain	(212) 906-3546	mgermain@jmpsecurities.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com

Certain terms are defined in the definitions section of this document.

(1)
Any opinions, estimates or forecasts regarding EQC's performance made by these analysts do not represent opinions, forecasts or predictions of EQC or its management. EQC does not by its reference to the analysts above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

KEY FINANCIAL DATA
(amounts in thousands, except per share data)

	As of and for the Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
OPERATING INFORMATION
Ending property count (1)	7	9	10	11	13
Ending square footage (1)(2)	2,469	3,833	5,120	5,410	6,341
Percent leased (1)	90.5%	94.4%	94.8%	94.0%	89.8%
Percent commenced (1)	89.7%	93.7%	91.2%	91.3%	87.7%
Net income attributable to EQC common shareholders	$240,289	$208,521	$13,420	$30,767	$35,036
Adjusted EBITDAre (3)	33,556	31,651	34,154	30,454	30,561
SAME PROPERTY OPERATING INFORMATION
Ending square footage	2,469	2,469	2,469	2,469	2,474
Percent leased	90.5%	92.0%	93.2%	93.1%	92.0%
Percent commenced	89.7%	91.1%	91.6%	91.1%	88.5%
Same Property NOI (3)	$19,440	$17,078	$15,949	$15,846	$15,864
Same Property Cash Basis NOI (3)	17,490	17,243	16,086	16,026	15,751
Same Property NOI margin	66.7%	64.3%	61.9%	61.6%	63.1%
Same Property Cash Basis NOI margin	64.3%	64.5%	62.2%	61.8%	62.9%
SHARES OUTSTANDING AND PER SHARE DATA (4)
Shares Outstanding at End of Period
Common stock outstanding (5)	121,922	121,900	121,572	121,483	121,483
Dilutive restricted share units (RSUs), Operating Partnership Units, and LTIP Units (4)	1,443	1,566	1,809	1,414	1,235
Dilutive Series D Convertible Preferred Shares outstanding (6)	2,563	2,563	—	—	—
Preferred Stock Outstanding (6)	4,915	4,915	4,915	4,915	4,915
Weighted Average Shares Outstanding - GAAP
Basic (5)	122,122	121,960	121,749	121,845	121,822
Diluted (5)	125,862	125,822	123,376	122,851	122,649
Distributions Declared Per Common Share	$—	$—	$—	$2.50	$—
BALANCE SHEET
Total assets	$3,702,171	$3,713,937	$3,530,772	$3,813,728	$3,776,874
Total liabilities	66,548	322,376	346,774	644,217	334,565
ENTERPRISE VALUE
Total debt (book value)	$26,091	$274,977	$274,955	$279,901	$280,012
Less: Cash and cash equivalents	(3,180,548)	(3,069,501)	(2,400,803)	(2,673,328)	(2,507,117)
Plus: Market value of preferred shares	135,561	134,480	124,109	128,451	127,943
Plus: Market value of diluted common shares	4,011,848	4,036,090	3,698,580	3,943,753	3,865,605
Total enterprise value	$992,952	$1,376,046	$1,696,841	$1,678,777	$1,766,443
RATIOS
Net debt / enterprise value	(317.7)%	(203.1)%	(125.3)%	(142.6)%	(126.1)%
Net debt / annualized adjusted EBITDAre (3)	(23.5)x	(22.1)x	(15.6)x	(19.6)x	(18.2)x
Adjusted EBITDAre (3) / interest expense	8.2x	7.5x	6.8x	6.0x	4.8x

(1)	Excludes properties classified as held for sale as of the end of the period.
(2)	Changes in total square footage result from property dispositions, reclassifications, and remeasurement.
(3)	Non-GAAP financial measures are defined and reconciled to the most directly comparable GAAP measure herein.
(4)
Restricted share units (RSUs) and LTIP Units are equity awards that contain both service and market-based vesting components. Refer to the schedule of Common & Potential Common Shares for information regarding RSUs and LTIP Units and their impact on weighted average shares outstanding.

(5)	Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares outstanding.
(6)
As of June 30, 2019, we had 4,915 series D preferred shares outstanding that were convertible into 2,563 common shares. The series D preferred shares are dilutive for GAAP EPS for the three months ended June 30, 2019 and March 31, 2019, and are anti-dilutive for GAAP EPS for all other periods presented. Refer to the schedule of Common & Potential Common Shares for information regarding the series D preferred shares and their impact on diluted weighted average shares outstanding for EPS, FFO per share and Normalized FFO per share.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	June 30, 2019	December 31, 2018
ASSETS
Real estate properties:
Land	$85,627	$135,142
Buildings and improvements	571,342	1,004,500
	656,969	1,139,642
Accumulated depreciation	(193,166)	(375,968)
	463,803	763,674
Acquired real estate leases, net	92	275
Cash and cash equivalents	3,180,548	2,400,803
Marketable securities	—	249,602
Restricted cash	2,310	3,298
Rents receivable	19,735	51,089
Other assets, net	35,683	62,031
Total assets	$3,702,171	$3,530,772

LIABILITIES AND EQUITY
Senior unsecured debt, net	$—	$248,473
Mortgage notes payable, net	26,091	26,482
Accounts payable, accrued expenses and other	36,903	62,368
Rent collected in advance	3,554	9,451
Total liabilities	$66,548	$346,774

Shareholders' equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,922,120 and 121,572,155 shares issued and outstanding, respectively	1,219	1,216
Additional paid in capital	4,308,049	4,305,974
Cumulative net income	3,323,778	2,870,974
Cumulative other comprehensive loss	—	(342)
Cumulative common distributions	(3,420,406)	(3,420,548)
Cumulative preferred distributions	(697,730)	(693,736)
Total shareholders’ equity	3,634,173	3,182,801
Noncontrolling interest	1,450	1,197
Total equity	$3,635,623	$3,183,998
Total liabilities and equity	$3,702,171	$3,530,772

ADDITIONAL BALANCE SHEET INFORMATION
(amounts in thousands)

	June 30, 2019	December 31, 2018
Additional Balance Sheet Information

Straight-line rents receivable	$16,846	$47,393
Accounts receivable	2,889	3,696
Rents receivable	$19,735	$51,089

Capitalized lease incentives, net	$1,844	$4,308
Deferred leasing costs, net	24,060	51,123
Other	9,779	6,600
Other assets, net	$35,683	$62,031

Accounts payable	$2,636	$2,932
Accrued interest	98	4,432
Accrued taxes	5,926	13,228
Accrued capital expenditures	3,992	13,540
Accrued leasing costs	5,372	6,181
Assumed real estate lease obligations, net	39	117
Security deposits	3,333	4,137
Other accrued liabilities	15,507	17,801
Accounts payable and accrued expenses	$36,903	$62,368

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Rental revenue	$30,574	$45,569	$69,464	$100,842
Other revenue	2,794	3,067	5,656	6,382
Total revenues	$33,368	$48,636	$75,120	$107,224

Expenses:
Operating expenses	$10,974	$19,521	$26,754	$44,120
Depreciation and amortization	7,561	13,021	16,146	26,924
General and administrative	9,533	11,222	21,629	24,561
Loss on asset impairment	—	—	—	12,087
Total expenses	$28,068	$43,764	$64,529	$107,692

Interest and other income, net	20,695	12,668	38,470	18,448
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $154, $645, $319 and $1,446, respectively)	(4,070)	(6,350)	(8,276)	(16,465)
Loss on early extinguishment of debt	(6,374)	(1,536)	(6,374)	(6,403)
Gain on sale of properties, net	227,166	26,937	420,203	232,148
Income before income taxes	242,717	36,591	454,614	227,260
Income tax (expense) benefit	(340)	456	(1,640)	(2,551)
Net income	$242,377	$37,047	$452,974	$224,709
Net income attributable to noncontrolling interest	(91)	(14)	(170)	(77)
Net income attributable to Equity Commonwealth	$242,286	$37,033	$452,804	$224,632
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
Net income attributable to Equity Commonwealth common shareholders	$240,289	$35,036	$448,810	$220,638

Weighted average common shares outstanding — basic (1)	122,122	121,822	122,041	122,839
Weighted average common shares outstanding — diluted (1)	125,862	122,649	125,841	126,027

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$1.97	$0.29	$3.68	$1.80
Diluted	$1.93	$0.29	$3.60	$1.78

Certain reclassifications were made to conform the prior period to our presentation of the condensed consolidated statements of operations due to the impact of adopting ASU 2016-02.  Amounts that were previously disclosed as "Tenant reimbursements and other income" are now included in "Rental revenue" and are no longer presented as a separate line item.  Parking revenues that do not represent components of leases and were previously disclosed as "Rental income" are now included in "Other revenue."  Subsequent to January 1, 2019, provisions for credit losses are included in "Rental revenue."  Provisions for credit losses prior to January 1, 2019 were disclosed as "Operating expenses" and were not reclassified to conform prior periods to the current presentation.

(1)	Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares outstanding.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$30,574	$38,890	$39,756	$43,770	$45,569
Other revenue	2,794	2,862	3,169	3,103	3,067
Operating expenses	(10,974)	(15,780)	(15,539)	(20,257)	(19,521)
NOI	$22,394	$25,972	$27,386	$26,616	$29,115
Straight line rent adjustments	(11)	(837)	(986)	(1,435)	(1,022)
Lease value amortization	(39)	(39)	(22)	(4)	(18)
Lease termination fees	(2,188)	—	(19)	(395)	(1,557)
Cash Basis NOI	$20,156	$25,096	$26,359	$24,782	$26,518
Cash Basis NOI from non-same properties (1)	(2,666)	(7,853)	(10,273)	(8,756)	(10,767)
Same Property Cash Basis NOI	$17,490	$17,243	$16,086	$16,026	$15,751
Non-cash rental income and lease termination fees from same properties	1,950	(165)	(137)	(180)	113
Same Property NOI	$19,440	$17,078	$15,949	$15,846	$15,864

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$19,440	$17,078	$15,949	$15,846	$15,864
Non-cash rental income and lease termination fees from same properties	(1,950)	165	137	180	(113)
Same Property Cash Basis NOI	$17,490	$17,243	$16,086	$16,026	$15,751
Cash Basis NOI from non-same properties (1)	2,666	7,853	10,273	8,756	10,767
Cash Basis NOI	$20,156	$25,096	$26,359	$24,782	$26,518
Straight line rent adjustments	11	837	986	1,435	1,022
Lease value amortization	39	39	22	4	18
Lease termination fees	2,188	—	19	395	1,557
NOI	$22,394	$25,972	$27,386	$26,616	$29,115
Depreciation and amortization	(7,561)	(8,585)	(10,830)	(11,287)	(13,021)
General and administrative	(9,533)	(12,096)	(8,973)	(10,905)	(11,222)
Interest and other income, net	20,695	17,775	15,741	12,626	12,668
Interest expense	(4,070)	(4,206)	(5,035)	(5,085)	(6,350)
Loss on early extinguishment of debt	(6,374)	—	(719)	—	(1,536)
Gain (loss) on sale of properties, net	227,166	193,037	(1,608)	20,877	26,937
Income before income taxes	$242,717	$211,897	$15,962	$32,842	$36,591
Income tax (expense) benefit	(340)	(1,300)	(540)	(65)	456
Net income	$242,377	$210,597	$15,422	$32,777	$37,047

Same Property capitalized external legal costs(2)	N/A	N/A	$—	$14	$75

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale at the end of the period.
(2)
Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Six Months Ended June 30,
	2019	2018
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$69,464	$100,842
Other revenue	5,656	6,382
Operating expenses	(26,754)	(44,120)
NOI	$48,366	$63,104
Straight line rent adjustments	(848)	(2,550)
Lease value amortization	(78)	80
Lease termination fees	(2,188)	(2,522)
Cash Basis NOI	$45,252	$58,112
Cash Basis NOI from non-same properties (1)	(10,519)	(27,021)
Same Property Cash Basis NOI	$34,733	$31,091
Non-cash rental income and lease termination fees from same properties	1,785	435
Same Property NOI	$36,518	$31,526

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$36,518	$31,526
Non-cash rental income and lease termination fees from same properties	(1,785)	(435)
Same Property Cash Basis NOI	$34,733	$31,091
Cash Basis NOI from non-same properties (1)	10,519	27,021
Cash Basis NOI	$45,252	$58,112
Straight line rent adjustments	848	2,550
Lease value amortization	78	(80)
Lease termination fees	2,188	2,522
NOI	$48,366	$63,104
Depreciation and amortization	(16,146)	(26,924)
General and administrative	(21,629)	(24,561)
Loss on asset impairment	—	(12,087)
Interest and other income, net	38,470	18,448
Interest expense	(8,276)	(16,465)
Loss on early extinguishment of debt	(6,374)	(6,403)
Gain on sale of properties, net	420,203	232,148
Income before income taxes	$454,614	$227,260
Income tax expense	(1,640)	(2,551)
Net income	$452,974	$224,709

Same Property capitalized external legal costs(2)	N/A	$176

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale at the end of the period.
(2)
Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

SAME PROPERTY RESULTS OF OPERATIONS
(dollars and square feet in thousands)

	As of and for the Three Months Ended June 30,			As of and for the Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Properties	7	7		7	7
Square Feet (1)	2,469	2,474		2,469	2,474
% Leased	90.5%	92.0%	(1.5)%	90.5%	92.0%	(1.5)%
% Commenced	89.7%	88.5%	1.2%	89.7%	88.5%	1.2%

Rental revenue	$24,536	$22,624	8.5%	$48,924	$44,690	9.5%
Other revenue	2,651	2,421	9.5%	5,004	4,698	6.5%
Straight line rent adjustment	(277)	105		(481)	278
Lease value amortization	39	8		78	15
Lease termination fees	2,188	—		2,188	142
Total revenue	29,137	25,158	15.8%	55,713	49,823	11.8%
Operating expenses	(9,697)	(9,294)	4.3%	(19,195)	(18,297)	4.9%
NOI	$19,440	$15,864	22.5%	$36,518	$31,526	15.8%
NOI Margin	66.7%	63.1%		65.5%	63.3%

Straight line rent adjustment	$277	$(105)		$481	$(278)
Lease value amortization	(39)	(8)		(78)	(15)
Lease termination fees	(2,188)	—		(2,188)	(142)
Cash Basis NOI	$17,490	$15,751	11.0%	34,733	31,091	11.7%
Cash Basis NOI Margin	64.3%	62.9%		64.4%	63.0%

Same Property capitalized external legal costs(2)	N/A	$75		N/A	$176

(1)	The change in total square footage results from remeasurement.
(2)
Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

CALCULATION OF EBITDA, EBITDAre, AND ADJUSTED EBITDAre
(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$242,377	$37,047	$452,974	$224,709
Interest expense	4,070	6,350	8,276	16,465
Income tax expense (benefit)	340	(456)	1,640	2,551
Depreciation and amortization	7,561	13,021	16,146	26,924
EBITDA	$254,348	$55,962	$479,036	$270,649
Loss on asset impairment	—	—	—	12,087
Gain on sale of properties, net	(227,166)	(26,937)	(420,203)	(232,148)
EBITDAre	$27,182	$29,025	$58,833	$50,588
Loss on early extinguishment of debt	6,374	1,536	6,374	6,403
Loss on sale of securities	—	—	—	4,987
Adjusted EBITDAre	$33,556	$30,561	$65,207	$61,978

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Calculation of FFO
Net income	$242,377	$37,047	$452,974	$224,709
Real estate depreciation and amortization	7,283	12,717	15,560	26,320
Loss on asset impairment	—	—	—	12,087
Gain on sale of properties, net	(227,166)	(26,937)	(420,203)	(232,148)
FFO attributable to Equity Commonwealth	22,494	22,827	48,331	30,968
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
FFO attributable to EQC common shareholders and unitholders	$20,497	$20,830	$44,337	$26,974

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$20,497	$20,830	$44,337	$26,974
Lease value amortization	(39)	(18)	(78)	80
Straight line rent adjustments	(11)	(1,022)	(848)	(2,550)
Loss on early extinguishment of debt	6,374	1,536	6,374	6,403
Loss on sale of securities	—	—	—	4,987
Income taxes related to gains on property sales, net	415	(496)	565	2,473
Normalized FFO attributable to EQC common shareholders and unitholders	$27,236	$20,830	$50,350	$38,367

Weighted average common shares and units outstanding -- basic (1)	122,168	121,865	122,087	122,882
Weighted average common shares and units outstanding -- diluted (1)	123,345	122,692	123,324	123,707
FFO attributable to EQC common shareholders and unitholders per share and unit -- basic & diluted	$0.17	$0.17	$0.36	$0.22
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic & diluted	$0.22	$0.17	$0.41	$0.31

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended June 30, 2019 and 2018 include 46 and 43 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the six months ended June 30, 2019 and 2018 include 46 and 43 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares and units outstanding.

DEBT SUMMARY
As of June 30, 2019
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Open at Par Date	Due at Maturity	Years to Maturity
Secured Debt:
Secured Fixed Rate Debt:
206 East 9th Street (1)	5.69%	$25,719	1/5/2021	7/5/2020	$24,836	1.5

Scheduled Principal Payments During Period
Year:	Secured Fixed Rate Debt		Interest Rate

2019	$286		5.7%
2020	597		5.7%
2021	24,836		5.7%
Thereafter	—		—%
	$25,719	(1)	5.7%

(1)	Total debt outstanding as of June 30, 2019, including net unamortized premiums and deferred financing fees was $26,091.

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS
(dollars in thousands)

	As of and for the Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Leverage Ratios
Total debt / total assets	0.7%	7.4%	7.8%	7.3%	7.4%
Total debt / total market capitalization	0.6%	6.2%	6.7%	6.4%	6.6%
Total debt + preferred stock / total market capitalization	3.9%	9.2%	9.7%	9.4%	9.5%
Total debt / annualized adjusted EBITDAre (1)	0.2x	2.2x	2.0x	2.3x	2.3x
Total debt + preferred stock / annualized adjusted EBITDAre (1)	1.2x	3.2x	2.9x	3.4x	3.3x
Net debt / enterprise value	(317.7)%	(203.1)%	(125.3)%	(142.6)%	(126.1)%
Net debt + preferred stock / enterprise value	(304.0)%	(193.3)%	(118.0)%	(134.9)%	(118.8)%
Net debt / annualized adjusted EBITDAre (1)	(23.5)x	(22.1)x	(15.6)x	(19.6)x	(18.2)x
Net debt + preferred stock / annualized adjusted EBITDAre (1)	(22.5)x	(21.0)x	(14.7)x	(18.6)x	(17.2)x
Secured debt / total assets	0.7%	0.7%	0.8%	0.8%	0.8%

Coverage Ratios
Adjusted EBITDAre / interest expense (1)	8.2x	7.5x	6.8x	6.0x	4.8x
Adjusted EBITDAre / interest expense + preferred distributions (1)	5.5x	5.1x	4.9x	4.3x	3.7x

Public Debt Covenants (2)
Debt / adjusted total assets (3) (maximum 60%)	N/A	7.0%	7.2%	6.8%	6.8%
Secured debt / adjusted total assets (3) (maximum 40%)	N/A	0.7%	0.7%	0.8%	0.8%
Consolidated income available for debt service / debt service (minimum 1.5x)	N/A	5.8x	6.2x	4.6x	4.6x
Total unencumbered assets (3) / unsecured debt (minimum 150% / 200%)	N/A	1,550%	1,520%	1,629%	1,624%

(1)	Refer to the calculation of EBITDA, EBITDAre, and Adjusted EBITDAre for a reconciliation of these measures to Net income.
(2)
After the redemption of our 5.875% senior unsecured notes due 2020 on June 28, 2019, we no longer have any notes outstanding under our public debt indenture and related supplements, collectively the Indenture, and we are no longer required to maintain the financial ratio covenants prescribed in the Indenture.  As a result, we are no longer rated by the rating agencies.

(3)
Adjusted total assets and total unencumbered assets includes original cost of real estate assets plus capital improvements, both calculated in accordance with GAAP, and excludes depreciation and amortization, accounts receivable, other intangible assets, and impairment write downs, if any.

ACQUISITIONS AND DISPOSITIONS
(dollars in thousands)

Acquisitions
None

Dispositions
Property/Portfolio	City	State	No. of Properties	Sq. Feet (1)	% Leased(1)	Gross Sales Price	Net Book Value (1)	Annualized Rental Revenue (1)
1735 Market Street (2)	Philadelphia	PA	1	1,286,936	92.8%	$451,600	$192,094	$37,313
Total Q1 Dispositions			1	1,286,936	92.8%	$451,600	$192,094	$37,313

600 108th Avenue NE (3)	Bellevue	WA	1	254,510	97.0%	$195,000	$34,481	$9,561
Research Park (4)	Austin	TX	1	1,110,007	99.1%	165,500	70,576	13,126
Total Q2 Dispositions			2	1,364,517	98.7%	$360,500	$105,057	$22,687

Total Disposed Year-to-Date			3	2,651,453	95.8%	$812,100	$297,151	$60,000
The dispositions above resulted in a gain on sale of properties, net of $227.2 million and $420.2 million for the three and six months ended June 30, 2019, respectively.

(1)	As of the quarter-ended preceding each sale.
(2)	Proceeds from the sale of 1735 Market Street were approximately $435.4 million after credits for capital costs, contractual lease costs, and rent abatements.
(3)	The property includes an office building and additional development rights.
(4)
There is consideration of $2.0 million being held in escrow related to the sale of this property.  To the extent any of these proceeds are ultimately released to the company, the gain on sale will increase.

PROPERTY DETAIL
As of June 30, 2019
(sorted by annualized rental revenue, dollars in thousands)

Same Property Portfolio(1)
Property		City, State	Type	No. of Buildings	Square Feet	% Leased	% Comm-enced	Annualized Rental Revenue	Undepreciated Book Value	Net Book Value	Year Acquired	Weighted Average Year Built or Substantially Renovated (2)
1	1225 Seventeenth Street	Denver, CO	Office	1	695,372	86.6%	86.1%	$25,500	$164,547	$126,805	2009	1982
	(17th Street Plaza)
2	333 108th Avenue NE	Bellevue, WA	Office	1	435,406	99.3%	99.3%	22,652	153,525	118,648	2009	2008
	(Tower 333)
3	Bridgepoint Square	Austin, TX	Office	5	440,007	83.6%	82.1%	14,168	101,430	54,808	1997	1995
4	109 Brookline Avenue	Boston, MA	Office	1	285,556	94.6%	94.6%	11,386	47,812	25,273	1995	1915
5	1250 H Street, NW	Washington, D.C.	Office	1	196,490	86.7%	86.7%	9,396	75,596	40,884	1998	1992
6	206 East 9th Street	Austin, TX	Office	1	175,510	86.1%	80.1%	7,409	51,709	43,935	2012	1984
	(Capitol Tower)
7	Georgetown-Green and Harris Buildings	Washington, D.C.	Office	2	240,475	100.0%	100.0%	6,911	62,350	53,450	2009	2006
	Total Same Properties			12	2,468,816	90.5%	89.7%	$97,422	$656,969	$463,803	2005	1984

(1)	Excludes properties disposed prior to July 1, 2019.
(2)	Weighted based on square feet.

LEASING SUMMARY
(dollars and square feet in thousands, except per square foot data)

	As of and for the Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Properties (1)	7	9	10	11	13
Total square feet (1)(2)	2,469	3,833	5,120	5,410	6,341
Percentage leased	90.5%	94.4%	94.8%	94.0%	89.8%
Percentage commenced	89.7%	93.7%	91.2%	91.3%	87.7%

Total Leases
Square feet	58	108	173	563	292
Lease term (years)	3.0	4.5	7.0	14.4	9.4
Starting cash rent	$45.83	$54.98	$45.01	$47.36	$39.44
Percent change in cash rent (3)	9.1%	8.0%	10.0%	(1.2)%	10.4%
Percent change in GAAP rent (3)	14.5%	17.9%	22.5%	11.0%	23.6%
Total TI & LC per square foot (4)	$11.49	$24.78	$46.00	$118.03	$59.54
Total TI & LC per sq. ft. per year of lease term (4)	$3.83	$5.56	$6.60	$8.22	$6.36

Renewal Leases
Square feet	43	95	93	1	103
Lease term (years)	2.5	4.5	6.7	5.0	5.2
Starting cash rent	$43.58	$56.78	$43.12	$67.85	$39.01
Percent change in cash rent (3)	8.6%	8.2%	6.5%	0.0%	12.0%
Percent change in GAAP rent (3)	13.9%	18.4%	19.4%	17.0%	20.2%
Total TI & LC per square foot (4)	$7.93	$22.18	$32.95	$2.50	$40.07
Total TI & LC per sq. ft. per year of lease term (4)	$3.12	$4.96	$4.95	$0.50	$7.75

New Leases
Square feet	15	13	80	562	189
Lease term (years)	4.3	4.3	7.3	14.4	11.6
Starting cash rent	$52.43	$42.25	$47.23	$47.32	$39.67
Percent change in cash rent (3)	21.2%	4.7%	18.8%	(1.2)%	9.6%
Percent change in GAAP rent (3)	27.2%	7.4%	30.3%	11.0%	25.5%
Total TI & LC per square foot (4)	$21.93	$43.16	$61.27	$118.28	$70.12
Total TI & LC per sq. ft. per year of lease term (4)	$5.05	$10.02	$8.35	$8.23	$6.03

The above leasing summary is based on leases executed during the periods indicated, and excludes leasing activity for assets during the quarter in which the asset was sold or classified as held for sale.

(1)	Excludes properties classified as held for sale at the end of the period.
(2)	Changes in total square footage result from property dispositions, reclassifications, and remeasurement.
(3)
Percent change in GAAP and cash rent is a comparison of current rent, including tenant expense reimbursements, if any, to the rent, including tenant expense reimbursements, if any, last received for the same space on a GAAP and cash basis, respectively. Cash rent is calculated before deducting any initial period free rent. New leasing in suites vacant longer than 2 years was excluded from the calculation.

(4)	Includes tenant improvements (TI) and leasing commissions (LC).

SAME PROPERTY LEASING SUMMARY
(dollars and square feet in thousands, except per square foot data)

	As of and for the Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Properties	7	7	7	7	7
Total square feet (1)	2,469	2,469	2,469	2,469	2,474
Percentage leased	90.5%	92.0%	93.2%	93.1%	92.0%
Percentage commenced	89.7%	91.1%	91.6%	91.1%	88.5%

Total Leases
Square feet	58	99	42	464	170
Lease term (years)	3.0	4.6	7.3	15.1	5.2
Starting cash rent	$45.83	$55.73	$56.83	$49.91	$43.00
Percent change in cash rent (2)	9.1%	7.6%	25.8%	(1.2)%	15.4%
Percent change in GAAP rent (2)	14.5%	17.7%	35.9%	11.0%	24.9%
Total TI & LC per square foot (3)	$11.49	$25.95	$52.43	$123.35	$45.52
Total TI & LC per sq. ft. per year of lease term (3)	$3.83	$5.62	$7.20	$8.15	$8.83

Renewal Leases
Square feet	43	88	13	1	87
Lease term (years)	2.5	4.7	5.2	5.0	5.2
Starting cash rent	$43.58	$57.58	$46.03	$67.85	$40.71
Percent change in cash rent (2)	8.6%	7.8%	26.6%	0.0%	16.3%
Percent change in GAAP rent (2)	13.9%	18.2%	30.4%	17.0%	23.9%
Total TI & LC per square foot (3)	$7.93	$23.72	$19.12	$2.50	$44.92
Total TI & LC per sq. ft. per year of lease term (3)	$3.12	$5.07	$3.66	$0.50	$8.64

New Leases
Square feet	15	11	29	463	83
Lease term (years)	4.3	4.2	8.2	15.2	5.1
Starting cash rent	$52.43	$41.59	$61.89	$49.86	$45.42
Percent change in cash rent (2)	21.2%	0.3%	25.2%	(1.2)%	14.7%
Percent change in GAAP rent (2)	27.2%	2.6%	40.0%	10.9%	25.7%
Total TI & LC per square foot (3)	$21.93	$43.06	$68.02	$123.66	$46.16
Total TI & LC per sq. ft. per year of lease term (3)	$5.05	$10.35	$8.25	$8.16	$9.04

The above leasing summary is based on leases executed during the periods indicated.

(1)	Changes in total square footage result from remeasurement.
(2)
Percent change in GAAP and cash rent is a comparison of current rent, including tenant expense reimbursements, if any, to the rent, including tenant expense reimbursements, if any, last received for the same space on a GAAP and cash basis, respectively. Cash rent is calculated before deducting any initial period free rent. New leasing in suites vacant longer than 2 years was excluded from the calculation.

(3)	Includes tenant improvements (TI) and leasing commissions (LC).

CAPITAL SUMMARY
EXPENDITURES & SAME PROPERTY LEASING COMMITMENTS
(dollars and square feet in thousands)

CAPITAL SUMMARY	Three Months Ended
EXPENDITURES	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Tenant improvements	$2,491	$2,450	$11,078	$11,490	$13,773
Leasing costs (1)	374	843	2,224	11,699	4,909
Building improvements (2)	2,328	1,256	1,936	2,223	2,936
Total capital expenditures	$5,193	$4,549	$15,238	$25,412	$21,618

Average square feet during period (3)	3,151	4,477	5,265	5,876	6,619

Building improvements per average total sq. ft. during period	$0.74	$0.28	$0.37	$0.38	$0.44

CAPITAL SUMMARY	Three Months Ended
SAME PROPERTY LEASING COMMITMENTS	June 30, 2019
	New Leases	Renewal Leases	Total
Square feet leased during the period	15	43	58
Total TI & LC (4)	$329	$341	$670
Total TI & LC per square foot (4)	$21.93	$7.93	$11.49
Weighted average lease term by square foot (years)	4.3	2.5	3.0
Total TI & LC per square foot per year of lease term (4)	$5.05	$3.12	$3.83

(1)	Legal leasing costs are no longer capitalized after December 31, 2018. Periods presented before 2019 include both capitalized leasing commissions and capitalized legal leasing expenses.
(2)	Tenant-funded capital expenditures are excluded.
(3)	Average square feet during each period includes properties held for sale at the end of each period.
(4)	Includes tenant improvements (TI) and leasing commissions (LC).

TENANTS REPRESENTING 2% OR MORE OF ANNUALIZED RENTAL REVENUE
As of June 30, 2019
(square feet in thousands)

	Tenant	Square Feet (1)	% of Total Sq. Ft. (1)	% of Annualized Rental Revenue	Weighted Average Remaining Lease Term
1	Expedia, Inc. (2)	427	19.1%	22.7%	0.5
2	Georgetown University (3)	240	10.7%	7.1%	0.3
3	Beth Israel Deaconess Medical Center, Inc.	117	5.2%	4.1%	4.3
4	Dana-Farber Cancer Institute, Inc.	77	3.4%	3.7%	10.2
5	Equinor Energy Services, Inc.	77	3.4%	3.3%	4.5
6	BT Americas, Inc.	59	2.6%	3.1%	0.1
7	KPMG, LLP	66	3.0%	2.7%	3.6
8	CBRE, Inc. (4)	40	1.8%	2.0%	8.8

	Total	1,103	49.2%	48.7%	2.3

(1)
Square footage as of June 30, 2019 includes space subject to leases that have commenced, space being fitted out for occupancy pursuant to existing leases, and space which is leased but is not occupied or is being offered for sublease by tenants.

(2)	During the third quarter of 2018, an affiliate of Amazon.com, Inc. entered into a new 16-year lease for 429,012 square feet, including all of the Expedia, Inc. space. The lease commences in 2020.
(3)
Georgetown University's leased space includes 111,600 square feet that are sublet to another tenant. During the fourth quarter of 2017, the other tenant committed to lease the 111,600 square feet space through September 30, 2037 directly from EQC. The lease commences on October 1, 2019.

(4)
We reported a weighted average remaining lease term for CBRE, Inc. of 10.0 years in our March 31, 2019 Quarterly Report on Form 10-Q and in our March 31, 2019 Supplemental Operating and Financial Data. The correct weighted average remaining lease term for CBRE, Inc. as of March 31, 2019 was 9.0 years.

SAME PROPERTY LEASE EXPIRATION SCHEDULE
As of June 30, 2019
(dollars and sq. ft. in thousands)

Year	Number of Tenants Expiring	Leased Sq. Ft. Expiring (1)	% of Leased Sq. Ft. Expiring	Cumulative % of Leased Sq. Ft. Expiring	Annualized Rental Revenue Expiring (2)	% of Annualized Rental Revenue Expiring	Cumulative % of Annualized Rental Revenue Expiring
2019	15	215	9.6%	9.6%	$7,592	7.8%	7.8%
2020	21	131	5.9%	15.5%	5,752	5.9%	13.7%
2021	22	196	8.8%	24.3%	8,139	8.5%	22.2%
2022	14	212	9.5%	33.8%	7,937	8.1%	30.3%
2023	17	234	10.5%	44.3%	10,132	10.3%	40.6%
2024	14	273	12.2%	56.5%	10,745	11.0%	51.6%
2025	7	94	4.2%	60.7%	6,275	6.4%	58.0%
2026	8	80	3.6%	64.3%	3,491	3.6%	61.6%
2027	2	35	1.6%	65.9%	1,530	1.6%	63.2%
2028	3	59	2.6%	68.5%	2,916	3.0%	66.2%
Thereafter	10	705	31.5%	100.0%	32,913	33.8%	100.0%
Total	133	2,234	100.0%		$97,422	100.0%
Weighted average remaining
lease term (in years)		7.4			7.8

(1)
Square footage as of June 30, 2019 includes space subject to leases that have commenced, space being fitted out for occupancy pursuant to existing leases, and space which is leased but is not occupied or is being offered for sublease by tenants. The year expiring corresponds to the latest-expiring signed lease for a given suite. Thus, backfilled suites expire in the year stipulated by the new lease.

(2)	Excludes the Annualized Rental Revenue of space that is leased but not commenced.

COMMON & POTENTIAL COMMON SHARES
(share amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Weighted Average Share Calculation - GAAP EPS	2019	2018	2019	2018

Weighted average common shares outstanding - basic (1)	122,122	121,822	122,041	122,839
Weighted average Series D preferred shares convertible to common shares	2,563	—	2,563	2,363
Weighted average dilutive RSUs and LTIP Units (2)	1,177	827	1,237	825
Weighted average common shares outstanding - diluted (1)	125,862	122,649	125,841	126,027

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Weighted Average Share and Unit Calculation - FFO and Normalized FFO per share and unit	2019	2018	2019	2018
Weighted average EQC common shares outstanding (1)	122,122	121,822	122,041	122,839
Weighted average Operating Partnership Units outstanding (3)	14	1	12	1
Weighted average time-based LTIP Units (2)(3)	32	42	34	42
Weighted average common shares and units outstanding - basic (1)	122,168	121,865	122,087	122,882
Weighted average dilutive RSUs and market-based LTIP Units (2)	1,177	827	1,237	825
Weighted average common shares and units outstanding - diluted (1)	123,345	122,692	123,324	123,707

Rollforward of Share Count to June 30, 2019	Series D Preferred Shares (4)	EQC Common Shares (5)
Outstanding on December 31, 2018	4,915	121,572
Issuance of restricted shares and shares earned from RSUs, net (6)	—	350
Outstanding on June 30, 2019	4,915	121,922
Common shares issuable from RSUs, Operating Partnership Units, and LTIP Units as measured on June 30, 2019 (2)		1,443
Potential common shares as measured on June 30, 2019 (7)		123,365

(1)
Weighted average common shares outstanding for the three months ended June 30, 2019 and 2018 includes 220 and 362 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the six months ended June 30, 2019 and 2018 includes 203 and 335 unvested, earned RSUs, respectively.

(2)	We have granted RSUs and LTIP Units to certain employees, officers, and trustees. RSUs and LTIP Units contain service and market-based vesting components.
(3)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic include time-based LTIP Units and Operating Partnership Units that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

(4)
As of June 30, 2019, we had 4,915 series D preferred shares that were convertible into 2,563 common shares. The series D preferred shares are dilutive for GAAP EPS for the three and six months ended June 30, 2019 and for the six months ended June 30, 2018. They are antidilutive for FFO per common share and Normalized FFO per common share for all periods presented.

(5)	EQC common shares include unvested restricted shares and unvested earned RSUs.
(6)	This amount is net of forfeitures and shares surrendered to satisfy statutory tax witholding obligations.
(7)	Potential common shares as measured on June 30, 2019, exclude 4,915 series D preferred shares outstanding that were convertible into 2,563 common shares.

DEFINITIONS

Annualized Rental Revenue
Annualized Rental Revenue is annualized contractual rents from our tenants pursuant to leases which have commenced as of June 30, 2019, plus estimated recurring expense reimbursements; excludes lease value amortization, straight line rent adjustments, abated (“free”) rent periods and parking revenue. We calculate annualized rental revenue by aggregating the recurring billings outlined above for the most recent month during the quarter reported, adding abated rent, and multiplying the sum by 12 to provide an estimation of near-term potentially-recurring revenues. The annualized rental revenue of disposed properties is presented for the quarter-ended preceding each disposition.
Annualized rental revenue is a forward-looking non-GAAP measure. Annualized rental revenue cannot be reconciled to a comparable GAAP measure without unreasonable efforts, primarily due to the fact that it is calculated from the billings of tenants in the most recent month at the most recent rental rates during the quarter reported, whereas historical GAAP measures include billings from a potentially different group of tenants over multiple months at potentially different rental rates.
Building Improvements
Building improvements are expenditures to replace obsolete building components or extend the useful life of existing assets.
Consolidated Income Available for Debt Service
Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, and certain items that we view as nonrecurring or impacting comparability from period to period, determined together with debt service on a pro forma basis for the four consecutive fiscal quarters most recently ended.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDAre, and Adjusted EBITDAre
We calculate EBITDA as net income (loss) excluding interest expense, income tax expense, and depreciation and amortization.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines EBITDAre as net income (loss), calculated in accordance with GAAP, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. Our calculation of Adjusted EBITDAre differs from our calculations of EBITDA and EBITDAre because we exclude certain items that we view as nonrecurring or impacting comparability from period to period. EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental non-GAAP financial measures.
We consider EBITDA, EBITDAre and Adjusted EBITDAre to be appropriate measures of our operating performance, along with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities. We believe that EBITDA, EBITDAre, and Adjusted EBITDAre provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA, EBITDAre, and Adjusted EBITDAre may facilitate a comparison of current operating performance with our past operating performance. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do.
Annualized Adjusted EBITDAre
Annualized Adjusted EBITDAre is Adjusted EBITDAre for the three months ended June 30, 2019 multiplied by four.
Enterprise Value
Enterprise value is net debt plus the market value of our preferred shares plus the market value of our common shares.
Funds from Operations (FFO) and Normalized FFO
We compute FFO in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities.

DEFINITIONS

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.
Leasing Costs
Leasing costs include leasing commissions (LCs) and related legal expenses.
LTIP Units
LTIP Units are a class of beneficial interests in EQC Operating Trust (the Operating Trust) that may be issued to employees, officers, or trustees of the Operating Trust, EQC, or their subsidiaries.
Net Debt
Net debt is total debt minus cash and cash equivalents.
Net Operating Income (NOI), Same Property NOI, Cash Basis NOI, and Same Property Cash Basis NOI
NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from April 1, 2018 through June 30, 2019. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2018 through June 30, 2019. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.
We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.
Net Book Value
Net book value represents the carrying value of real estate properties after depreciation and amortization, purchase price allocations, and impairment write-downs, if any.
NOI Margin
NOI Margin is NOI (or the same property or cash basis derivations of NOI defined above) divided by the total revenues used to calculate NOI (or its derivation).
Operating Partnership Units
Operating Partnership Units are beneficial interests in the Operating Trust.
Other Revenue
Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
Percentage Commenced
Percentage commenced includes space subject to leases that have commenced, whether or not the tenant is in a free rent period.

DEFINITIONS

Percentage Leased
Percentage leased includes space subject to leases that have commenced, space being fitted out for occupancy pursuant to existing leases, and space which is leased but not occupied or is being offered for sublease by tenants.
Rental Revenue
Rental revenue is primarily comprised of minimum lease payments from tenants, including tenant reimbursements. In addition, rental revenue includes lease termination fees and straight line rent adjustments.
Same Properties
Our quarter-to-date same property portfolio is comprised of those properties continuously owned from April 1, 2018 through June 30, 2019. Our year-to-date same property portfolio is comprised of those properties continuously owned from January 1, 2018 through June 30, 2019. Properties classified as held for sale within our condensed consolidated balance sheets are excluded.
Tenant Improvements
Tenant improvements are capital expenditures to improve tenant spaces.
Total Debt
Total debt is the aggregate balance of the following line items on our condensed consolidated balance sheets: senior unsecured debt, net, and mortgage notes payable, net.
Undepreciated Book Value
Undepreciated book value represents the carrying value of real estate properties after purchase price allocations, and impairment write-downs, if any.